Exhibit 23

                            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-24155) pertaining to The Davey 401KSOP and ESOP of our report dated June 10, 2004, with respect to the financial statements and schedule of The Davey 401KSOP and ESOP included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

                                                                               /s/ Ernst & Young LLP

Akron, Ohio
June 10, 2004